Exhibit 99.1

Footnote 1 to Form 4:

Encore, LLC and Encore II, LLC sold shares of Common Stock as follows: On December 20, 2012, Encore, LLC and Encore II, LLC sold 30,373 and 69,627 shares, respectively; on December 21, 2012, Encore, LLC and Encore II, LLC sold 30,373 and 69,627 shares, respectively; on December 24, 2012, Encore, LLC and Encore II, LLC sold 21,687 and 49,713 shares, respectively; and on December 26, 2012, Encore, LLC and Encore II, LLC sold 18,195 and 41,705 shares, respectively.  Each such sale was pursuant to a Rule 10b5-1 Sales Plan dated December 6, 2012, which is intended to comply with Rule 10b5-1. After such sales, Encore, LLC and Encore II, LLC directly beneficially own 3,099,288 and 7,104,667 shares of Common Stock, respectively. Each of Crestview, L.L.C., Crestview Partners GP, L.P., Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Encore (ERISA), Ltd., Crestview Partners (ERISA), L.P. and Crestview Offshore Holdings (Cayman), L.P. may be deemed to have beneficial ownership of the 3,099,288 shares of Common Stock directly owned by Encore, LLC. Each of Crestview, L.L.C., Crestview Partners II GP, L.P., Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. may be deemed to have beneficial ownership of the 7,104,667 shares of Common Stock directly owned by Encore II, LLC.

Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Encore (ERISA), Ltd. and Crestview Offshore Holdings (Cayman), L.P. are the members of Encore, LLC. Crestview Partners (ERISA), L.P. is the sole shareholder of Encore (ERISA), Ltd. Crestview Partners GP, L.P. is the general partner of Crestview Partners, L.P., Crestview Partners (PF), L.P., Crestview Holdings (TE), L.P., Crestview Partners (ERISA), L.P. and Crestview Offshore Holdings (Cayman), L.P. Crestview Partners II GP, L.P. is the general partner of Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P., each of which is a member of Encore II, LLC. Crestview, L.L.C. is the general partner of Crestview Partners GP, L.P. and Crestview Partners II GP, L.P.  The reporting person is a Partner of Crestview L.L.C.

The reporting person disclaims beneficial ownership of the securities beneficially owned by Encore, LLC and Encore II, LLC except to the extent of his pecuniary interest therein.